NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

HYPERTENSION DIAGNOSTICS, INC.
COMMON STOCK  PURCHASE WARRANT

EXPIRATION DATE: October 1, 2017

WARRANT NUMBER:  P-_____________  October 1, 2012 (“Issue Date”)
Minnetonka, Minnesota

NUMBER OF SHARES________________

Hypertension Diagnostics, Inc., a Minnesota corporation (the “Company”), hereby certifies that, for value received, [INVESTOR NAME] or any assignee thereof (the “Holder”), is entitled to purchase from the Company up to a total of [NUMBER OF SHARES] shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares issuable hereunder, the “Warrant Shares”) at an exercise price equal to $.07 per share (as adjusted from time to time as provided in Section 8, the “Exercise Price”), at any time from the date hereof until March 1, 2012 (the “Expiration Date”). This Warrant (“Warrant”) is issued in connection with that certain Securities Purchase Agreement entered into by and among the Company, HDI Plastics, Inc., a wholly-owned subsidiary of the Company, and Holder of even date herewith (the “Purchase Agreement”).

This Warrant is one in a series of warrants substantially identical in form being issued pursuant to the Purchase Agreement as part of HDI Plastics, Inc.’s offer and sale of up to $1,000,000 in principal amount of unsecured non-convertible subordinated promissory notes
(the “Offering”). Collectively, this Warrant and the other warrants issued in the Offering are referred to herein as the “Warrants.” Pursuant to the Purchase Agreement and subject to adjustment as set forth in Section 8 below, the Holder is entitled to a Warrant to purchase 2,857,143 shares of Common stock for each $100,000 of Notes purchased thereunder (or fraction thereof). All capitalized terms used but not defined herein shall have the meaning set forth in the Purchase Agreement.

1.

Registration & Assignment of Warrant.  The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  This Warrant may be transferred to the Company for the purchase of Warrant Shares or otherwise assigned to the Company by the Holder prior to the Expiration Date pursuant to terms, conditions and consideration, if any, agreed upon by the Holder and Company.

2.

Exercise and Duration of Warrants.

(a)

This Warrant shall be exercisable by the registered Holder at any time and from time to time commencing on the date hereof to and including the Expiration Date.  At 5:30 P.M., Central Standard time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b)

The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the aggregate Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”

3.

Delivery of Warrant Shares.

(a)

Upon exercise of this Warrant, the Company shall promptly (but in no event later than 10 business days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise.

(b)

This Warrant is exercisable either in its entirety or, from time to time, for a portion of the number of Warrant Shares.  Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

4.

Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested.  Applicants for a new Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

5.

Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, 100% of the Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant.  The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price, be duly and validly authorized, issued and fully paid and non-assessable.

6.

Registrable Securities.  If the Company proposes to register any of its Common Stock under the Securities Act of 1933 in connection with the public offering of such securities solely for cash prior to the Expiration Date hereto, the Company shall extend to all holders of Warrant Shares at the time of the public offering the same registration rights accorded to holders of Common Stock, if any.

7.

Adjustments for Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding, (a) changes outstanding shares of Common Stock (a “Stock Split”) pursuant to a Stock Split, a reverse Stock Split or a Stock Dividend the number of shares and the Exercise Price will be adjusted pursuant to this Section 7. Any adjustment made pursuant this paragraph shall become effective immediately after the effective date of such subdivision or combination or Reverse Stock Split.  When any adjustment is required to be made in the Exercise Price or number of Warrant Shares pursuant to this Section 8, the Company shall promptly deliver to the Warrant Holder a substitute Warrant Certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the number of Warrant Shares after such adjustment and (iii) the Exercise Price after such adjustment.

8.

Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

9.

Notices of Certain Transactions.  In case:

(a)

the Company shall take a record of the holders of its Common Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b)

of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company (including an acquisition of the Company), or

(c)

of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(d)

of any redemption of the Common Stock (except for any redemption related to the purchase of exercised stock options from former Company employees),

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock are to be determined.  Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

10.

Notices.  Any notice required or permitted pursuant hereto shall be made in accordance with the terms of the Purchase Agreement.

11.

Miscellaneous.

(a)

Amendments and Waivers.  No provision of this Warrant may be amended or waived without the written consent of the Company and the Holder.

(b)

GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.  THE CORPORATE LAWS OF THE STATE OF MINNESOTA SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA.

(c)

No Impairment.  The Company will not, by amendment of its articles or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

(d)

The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

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858094

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed, delivered and attested to by its duly authorized officers.

HYPERTENSION DIAGNOSTICS, INC.

Dated:  March 1, 2012

By:

Name:  Kenneth W. Brimmer

Title:  Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE

The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant accompanying this Notice of Exercise,      Warrant Shares of the total number of Warrant Shares issuable upon exercise of such Warrant, and herewith makes payment of the Exercise Price of such Warrant Shares in full.

Print Name of Holder

Signature of Holder

Title, if Holder is NOT an individual

Address:

858094